United States

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 25, 2024

Date of Report (Date of earliest event reported)

Cheetah Net Supply Chain Service Inc.

(Exact Name of Registrant as Specified in its Charter)

North Carolina	001-41761	81-3509120
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6201 Fairview Road, Suite 225 Charlotte, North Carolina	28210
(Address of Principal Executive Offices)	(Zip Code)

(704) 826-7280

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	CTNT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

On July 25, 2024, Cheetah Net Supply Chain Service Inc., a North Carolina corporation (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors (the “Investors”) for a follow-on offering (the “Offering”) of 6,479,663 shares of its Class A common stock, par value $0.0001 per share, at a price of $0.23 per share.

Pursuant to the Purchase Agreement, the Investors have the right of participation (on a pro-rata basis) in certain equity linked financings undertaken by the Company up to 30% of the amount of such financings for four months following the closing of the Offering. Further, until 90 days after the closing of the Offering, the Company shall not issue certain securities (or enter into any agreement with respect thereto), subject to certain customary exceptions.

The Company’s securities described above were offered pursuant to an effective registration statement on Form S-1 (SEC File No. 333-280743), that was previously filed with the Securities and Exchange Commission (the “SEC”) on July 10, 2024, and declared effective on July 15, 2024 (the “Registration Statement”). The Company filed the final prospectus, dated July 26, 2024 for the Offering, forming a part of the Registration Statement. The Registration Statement and the final prospectus relating to this offering are available on the SEC’s website at www.sec.gov.

The Company also entered into Placement Agency Agreement dated July 25, 2024 (the “Placement Agency Agreement”) with FT Global Capital, Inc., who acted as the exclusive placement agent on a best efforts basis in connection with this Offering (the “Placement Agent”). Pursuant to the Placement Agency Agreement, the Company agreed to pay the Placement Agent a cash fee of 7.25% of the aggregate purchase price for the shares of Class A common stock sold in the Offering, and to reimburse the Placement Agent for its expenses up to $90,000 in the aggregate.

Pursuant to the Purchase Agreement and the Placement Agency Agreement, each of the Company’s directors, officers, and beneficial owners of 5% or more of the Company’s securities, have entered into lock-up agreements that generally prohibit the sale, transfer, or other disposition of the Company’s securities, without the prior written consent of the Placement Agent, for a period of 90 days following the date of the final prospectus.

The Offering closed on July 26, 2024.

The Company intends to use the net proceeds received from the offering for working capital and general corporate purposes.

A copy of the Placement Agency Agreement and the form of the Purchase Agreement are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference herein. The foregoing summaries of the terms of the Placement Agency Agreement and the Purchase Agreement do not purport to be a complete description of each of the documents described in this report and are qualified in their entirety by such documents.

Item 7.01 Regulation FD Disclosure.

On July 25, 2024, the Company issued a press release regarding the pricing of the Offering. A copy of the press release is attached as Exhibit 99.1 hereto.

On July 26, 2024, the Company issued a press release regarding the closing of the Offering. A copy of the press release is attached as Exhibit 99.2 hereto.

The information in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to this report in such filing.

Item 9.01.	Exhibits.

Exhibit No.	Description
10.1	Placement Agency Agreement dated July 25, 2024 by and between the Company and the Placement Agent

10.2	Form of Securities Purchase Agreement dated July 25, 2024 by and between the Company and the Purchasers

99.1	Press Release dated July 25, 2024 on Pricing of the Offering

99.2	Press Release dated July 26, 2024 on Closing of the Offering

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 26, 2024

Cheetah Net Supply Chain Service Inc.

By:	/s/ Huan Liu
Huan Liu
Chief Executive Officer, Director, and Chairman of the Board of Directors